UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2004

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 6250 1658

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

Alan Bickell retired from the Board of Directors of AsiaInfo Holdings, Inc. (the “Company”), effective as of July 31, 2004. The Company has appointed Yungang Lu to the Company’s Board of Directors, effective as of July 22, 2004, to replace Mr. Bickell. Mr. Lu has also been appointed as the chairman of the Company’s audit committee, effective as of the same date. Mr. Lu has been appointed as a Class I director, and along with the Company’s other Class I directors, Mr. Lu’s directorship will expire on the date of the Company’s 2006 Annual Meeting of stockholders, at which time he will be eligible to be elected by the Company’s stockholders for a new three year term. Mr. Lu is now the head of China Research, Credit Suisse First Boston, Hong Kong. Before moving to Credit Suisse First Boston in 1998, he worked as an equity analyst focused on regional infrastructure at JP Morgan Securities Asia in Hong Kong. Previously, Mr. Lu served as a research associate at Rockefeller University in New York City and taught at the Anderson School of Management at the University of California, Los Angeles. Mr. Lu had also been an advisor on infrastructure projects in the power, transportation and healthcare sectors at Schroders Asia in Hong Kong. Mr. Lu received an M.S. in Biochemistry at Brigham Young University and a Ph.D in Finance from the University of California, Los Angeles.

The Company’s Board of Directors has determined that Mr. Lu is an “independent” director and a “financial expert” for purposes of applicable SEC and Nasdaq rules.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: August 19, 2004	By:	/s/ Ying Han
	Name:	Ying Han
	Title:	Executive Vice President and Chief Financial Officer